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                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Lionel Reilly, or Neal Soderquist, or either of them, attorney for me and in my name and on my behalf to sign the Registration Statement on Form S-1 of PROFESSIONAL VETERINARY PRODUCTS, LTD., and any amendment or supplement thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the registration of the common stock of Professional Veterinary Products, Ltd., and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

         IN WITNESS WHEREOF, I have hereunto set my hand this 20/th/ day of December, 2001.

                                                              /s/ Buddy D. Ray



STATE OF KENTUCKY                                    )
                                                     )        ss.
COUNTY OF GRAVER                                     )


         On this 20/th/ day of December, 2001, before me, a Notary Public qualified for said County, personally came Buddy Ray, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.

                                                   /s/ Janice R. Bulter
                                                   Notary Public

                                                   My commission expires:
                                                   May 29, 2002